Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation

                                            For the Year Ended December 31,
                                         1996           1995           1994

Earnings per common share
Primary and Fully Diluted EPS:

Primary EPS  **

Net income                            $9,675,000     $7,819,000     $5,714,000
                                      ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                 6,252,000      5,984,000      5,921,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be issued
using the average market price
during the period) of
outstanding options                      411,000        306,000        204,000
                                       ---------      ---------      ---------



Adjusted weighted average number
of shares outstanding                  6,663,000      6,290,000      6,125,000
                                      ==========     ==========     ==========

Earnings per common share                  $1.45          $1.24          $0.93
                                      ==========     ==========     ==========



Fully Diluted EPS **

Net income                            $9,675,000     $7,819,000     $5,714,000
                                      ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                 6,252,000      5,984,000      5,921,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be issued
using the market price at the
end of the period) of
outstanding options
                                         446,000        411,000        209,000
                                       ---------      ---------      ---------


Adjusted weighted average number
of shares outstanding                  6,698,000      6,395,000      6,130,000
                                      ==========     ==========     ==========

Earnings per common share                  $1.44          $1.22          $0.93
                                      ==========     ==========     ==========


** Shares have been restated to reflect both the November 1995 and July 1996 three-for-two stock splits.